SCHEDULE

                                     to the

                                Master Agreement

                          dated as of December 15, 2003

                                     between

                                   BNP Paribas
                                   ("Party A")

                                       and

   The Robert Mondavi Corporation and R.M.E., Inc. each, jointly and severally
                                   ("Party B")


                                     Part 1
                             Termination Provisions

(a)  "Specified Entity" means in relation to Party A for the purpose of:-

     Section 5(a)(v),                          None
     Section 5(a)(vi),                         None
     Section 5(a)(vii),                        None
     Section 5(b)(iv),                         None

     and in relation to Party B for the purpose of:-

     Section 5(a)(v),                          Affiliates
     Section 5(a)(vi),                         Affiliates
     Section 5(a)(vii),                        Affiliates
     Section 5(b)(iv),                         Affiliates

(b) "Specified Transaction" will have the meaning specified in Section 14 of this Agreement.


(c) The "Cross Default" provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B.

     If such provisions apply:-

     "Specified Indebtedness" will have the meaning specified in Section 14 of this Agreement but will exclude deposits received by a party in the ordinary course of its banking business.

     "Threshold Amount" means USD 5,000,000 with respect to Party B and 3% of Shareholder's Equity of Party A (as defined in Party A's published financial reports) with respect to Party A or the equivalent thereof in any other currency or currencies with respect to the relevant party.

(d) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will apply to Party A and will apply to Party B.


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

(e) The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:-

     (i)  Loss will apply.

     (ii) The Second Method, incorporating the set-off provisions set out in paragraph (a) of Part 5 hereof, will apply.

(g)  "Termination Currency" means United States Dollars.

(h)  "Additional Termination Event" will not apply.

                                     Part 2
                               Tax Representations

(a) Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:-

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:-

     (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;

     (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and

    (iii) the satisfaction of the agreement of the other party contained in
          Section 4(d) of this Agreement,

     provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B will not make any representations.

                                     Part 3
                         Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

(a)  Tax forms, documents or certificates to be delivered are:- None



       Party required to       Form / Document / Certificate                Date by which     Covered by Section
       deliver document                                                     to be delivered   3(d) Representation

       Party A                 such  proof  as  Party  B  may   reasonably  upon   execution     Yes
                               request of the names,  true  signatures and  and  delivery of
                               authority    of   persons    signing   this  this Agreement
                               Agreement  on  its  behalf  and  any  other
                               document  referred to herein to which it is
                               a party;

       Party B                 Certified    copies   of   all    corporate  upon   execution     Yes
                               authorizations   and  any  other  documents  and  delivery of
                               with  respect  to the  execution,  delivery  this Agreement
                               and    performance   of   this   Agreement;
                               together  with a  certificate  of authority
                               and  specimen  signatures  of  the  persons
                               executing this Agreement;

       Party B                 A  copy  of  its  most  recently  available  promptly after a     Yes
                               annual report containing  audited financial  request by Party statements  for  its  most  recently  ended  A
                               fiscal year  certified  by its  independent
                               public  accountants  as  fairly  presenting
                               its  financial  condition  and  results  of
                               operations  for and as at the close of such
                               fiscal year;

       Party B                 A  copy  of  its  most  recently  available  promptly after
                               unaudited  financial   statements  for  its  a request by
                               most   recently    ended   fiscal   quarter  Party A
                               certified  by its chief  financial  officer
                               as   fairly    presenting   its   financial
                               condition  and  results of  operations  for
                               and as at the close of such quarter;

       Party B                 Each  regular   financial  and/or  business  promptly after       Yes
                               reporting  document that is  distributed or  a request by
                               is  generally  available  to its  partners,  Party A
                               shareholders,  creditors or investors or is
                               filed with any regulatory  authorities  and
                               is  publicly  available  or  relates to its
                               financial condition;

       Party B                 Such  other  information  respecting  Party  promptly after       Yes
                               B's condition or  operations,  financial or  a request by
                               otherwise,   as  Party  A  may   reasonably  Party A
                               request from time to time; and

       Party B                 Opinion of independent  counsel for Party B  upon execution       Yes
                               in the form of Exhibit I;                    and delivery of
                                                                            this Agreement


Notwithstanding anything to the contrary contained herein, if the financial reports of Party B are available to Party A on the website www.sec.gov; Party B's obligation to deliver such reports to Party A hereunder shall be deemed to have been satisfied.

                                                     Part 4
                                                  Miscellaneous

(a)  Addresses for Notices. For the purpose of Section 12(a) of this Agreement:-

     Address for notices or communications to Party A:-

     Address:               BNP Paribas, 16 Boulevard des Italiens, 75009 Paris,
                            France
     Attention:             BFI/BOLTIT
     Telex No.              282919 Answerback: BNP 282919F

     copy to:               BNP Paribas, 10 Harewood Avenue, London NW1 6AA,
                            England
     Attention:             Legal and Transaction Management Group
     Telex No:              296723 Answerback: PARCAP
     Electronic Messaging System Details:  BPCMGB2X
     (For all purposes)

     Address for notices or communications to Party B:-

     Address:               Robert Mondavi Corporation
                            901 Kaiser Road
                            Napa, CA  94558
     Attention:             Robert Philipps

     Party A may rely on notices or communications from The Robert Mondavi Corporation alone as a notice from Party B and notices or communication to The Robert Mondavi Corporation alone shall be deemed effective notice to Party B.

(b)  "Process Agent". For the purpose of Section 13(c) of this Agreement:-

     Party A appoints as its Process Agent: its New York Branch at 787 Seventh Avenue, New York, New York 10019.

     Party B appoints as its Process Agent:
     Robert Mondavi Corporation
     William J. Peterson
     841 Latour Court
     Napa, CA 94558

(c)  Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)  Multibranch Party. For the purpose of Section 10(c) of this Agreement:-


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

     Party A is a Multibranch Party and may act through the following Offices:-

       BNP Paribas Head Office                 Its New York Branch at             Its other United States
       16, Boulevard des Italiens              The Equitable Tower                Branches
       75009 Paris                             31st Floor
       France                                  787 Seventh Avenue
                                               New York, NY 10019
                                               USA

       Its Tokyo Branch at                     Its London Branch at               Its Hong Kong Branch at 11th
       Sankei Building 22F                     10 Harewood Avenue                 Floor
       1-7-2,  Otemachi,                       London  NW1 6AA                    Central Tower
       Chiyoda-ku                              England                            28 Queen's Road Central
       Tokyo 100-0004                                                             Hong Kong
       Japan

       Its Singapore Branch                    Its Dublin Branch                  Its Sydney Branch
       Tung Centre                             5 George's Dock                    12 Castlereagh Street
       20 Collyer Quay                         IFSC                               Sydney NSW 2001
       Singapore 0104                          Dublin 1                           Australia
                                               Ireland


     Its Grand Cayman Branch

     Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A. The failure by Party A to perform its obligations as Calculation Agent hereunder shall not be construed as an Event of Default or Termination Event.

(f)  Credit Support Document. Not Applicable

(g)  Credit Support Provider. Not Applicable

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply unless otherwise stated in any Confirmation.

(j) "Affiliate" will have the meaning specified in Section 14 of this Agreement.

                                     Part 5
                                Other Provisions

(a) Set-off. Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e), in circumstances where there is a Defaulting Party or an Affected Party where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of the contingency) by the Payee to the Payer irrespective of the currency, place of payment or booking office of the obligation under any other agreement(s) between the Payee and the Payer (and the Other Agreement Amount will be discharged pro tanto). X will give notice to the other party of any set-off so effected.

     For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant part of such amounts) may be converted at the applicable prevailing exchange rate into the currency in which the other is denominated.

     If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

     Nothing in this paragraph shall be effective to create a charge or other security interest. This Section shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(b)  Tax Event

     Section 5(b)(ii) is amended by deleting the words ", or there is a substantial likelihood that it will", from line four thereof.

(b) ISDA Definitions. The definitions and provisions contained in the 2000 ISDA Definitions, the 2003 ISDA Credit Derivatives Definitions, the 1998 ISDA FX and Currency Option Definitions, the 2002 ISDA Equity Derivatives Definitions, the 1993 ISDA Commodity Definitions, each as published by the International Swaps and Derivatives Association, Inc. (collectively, the "Definitions", as such Definitions may be further amended or supplemented) are incorporated into any Confirmation which supplements and forms part of this Agreement, and all capitalized terms used in a Confirmation shall have the meaning set forth in the Definitions, unless otherwise defined in a Confirmation. In the event of any conflict between the provisions of this Agreement and the provisions of the Definitions, the provisions of the Agreement shall apply, and in the event of any conflict between the provisions of this Agreement and a Confirmation, the provisions of the Confirmation shall apply.

(c) Confirmations. A new Section 1(d) is hereby added to the Agreement as follows:

     "(d) Confirmations. Any transaction entered into by the parties, whether or not prior to the date hereof, which would otherwise constitute a "Specified Transaction" under this Agreement shall be deemed to be a Transaction for the purposes of this Agreement, even where not so specified in the documentation for such transaction. Any document or other writing (including telexes, faxes and electronic messages) evidencing the terms of such a Transaction shall, unless otherwise specified in such writing, be deemed to be a Confirmation for the purposes of this Agreement and, unless otherwise agreed by the parties, each such Confirmation shall supplement, form a part of, and be subject to this Agreement and all provisions in the Agreement will govern the Confirmation except as modified therein."

(d) Representations. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

     (i) Non-Reliance. It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of the Transaction.

     (ii) Evaluations and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

    (iii) Status of Parties. The other party is not acting as a fiduciary or an adviser for it in respect of that Transaction.

     (iv) Acting as Principal. It is acting as principal and not as agent or in any other capacity, fiduciary or otherwise.

     (v) Beneficial Owner. With respect to any physically settled Transactions, it shall at the time of delivery be the legal and beneficial owner free of liens and other encumbrances of any securities or commodities it delivers to the other party.

     (vi) Eligible Contract Participant. It is an "eligible contract participant" within the meaning of the Commodity Exchange Act."

(e) Additional Representation by Party B. Party B represents and warrants that its obligations hereunder shall at all times rank at least pari passu with all other unsecured indebtedness of Party B.

(f) Default Caused by Illegality. An Event of Default pursuant to Section 5(a)(vi) shall not be deemed to have occurred if it is caused by an event that would constitute an Illegality if it occurred in connection with this Agreement.

(g) Events of Default. Section 5 (a) of the Agreement is amended by inserting the following at the end of subsection (vii) (3) thereof:

     "or a notice is sent convening a meeting to propose a voluntary arrangement of its creditors"

(h) Waiver of Jury Trial. Each party waives to the fullest extent permitted by applicable law any right it may have to have a trial by jury in respect of any Proceedings and acknowledges that it and the other party have been induced to enter into this Agreement (and provide for any Credit Support Document, as applicable) by, among other things, the mutual waivers in this Section.

(i) Notification of the Recording of Telephone Conversations. Each Party (i) consents to the recording of telephone conversations of trading and marketing personnel of the parties in connection with this Agreement and any Transactions hereunder and to the submission of such recordings in evidence in any Proceedings and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel.

                                     PART 6
                       FX AND CURRENCY OPTION TRANSACTIONS

(a)  Payment of Premiums for Currency Options.

     (i) Unless otherwise agreed in writing by the parties, the Premium for any Currency Option shall be paid on its Premium Payment Date.

     (ii) If the Premium is not paid on its Premium Payment Date, the Seller may elect:

          (A)  to accept a late payment of such Premium;

          (B) to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat the related Currency Option as void; or

          (C) to give written notice of such non-payment and, if such payment shall not be received within two (2) Local Business Days of such notice, treat such non-payment as an Event of Default under
               Section 5 (a) (i) of the Agreement.

    (iii) If the Seller elects to act under either (A) or (B) above, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option, including, without limitation, interest on such Premium from and including the Premium Payment Date to but excluding the late payment date in the same currency as such Premium at the prevailing market rate and any other losses, costs or expenses incurred by the Seller in connection with such terminated Currency Option, for the loss of its bargain, its cost of funding, or the loss incurred as a result of terminating, liquidating, obtaining or re-establishing a delta hedge or related trading position with respect to such Currency Option.

(b)  Netting Discharge and Termination of Currency Options.

     From a date to be mutually agreed by the parties, any Call Option or any Put Option written by a party will automatically be terminated and discharged, in whole or in part, as applicable, and unless otherwise agreed, against a Call Option or a Put Option, respectively written by the other party, such discharge and termination to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Options in accordance with standard payment instructions; provided that such discharge and termination may only occur in respect of Currency
     Options:

     (i) each being with respect to the same Put Currency and the same Call Currency;

     (ii) each having the same Expiration Date and Expiration Time;

    (iii) each being of the same style i.e. either both being American Style Options or both being European Style Options;

     (iv) each having the same Strike Price;

     (v) each having being transacted by the same offices of Party A and Party B; and

     (vi) neither of which shall have been exercised by delivery of a Notice of Exercise;

     and upon the occurrence of such discharge and termination, neither Party shall have any obligation to the other Party in respect of the relevant Currency Options or, as the case may be, parts thereof so discharged and terminated. Such discharge and termination shall be effective notwithstanding that either party may fail to record such discharge and termination in its books. In the case of a partial discharge and termination (i.e. where the relevant Currency Options are for different amounts of the Currency Pair), the remaining portion of the Currency Options which is partially discharged and terminated shall continue to be a Currency Option for the purposes of the Agreement, including this provision.

IN WITNESS WHEREOF the parties have executed this Schedule to the Agreement with effect from the date specified on the first page of this document.


BNP PARIBAS SECURITIES CORP.             THE ROBERT MONDAVI CORPORATION
ON BEHALF OF BNP PARIBAS


By:  _____________________               By:   ________________________

Name:  Christine Smith Howard           Name:  ________________________

Title:  Authorized Signatory            Title: ________________________


                                        R.M.E., INC.


By:  _____________________               By:   _______________________

Name:  Mindy Sperling                    Name: _______________________

Title: Authorized Signatory             Title: _______________________



                    Each of the foregoing on a joint and several basis and each such party being referred to as "Party B" in this Agreement both individually and jointly.

                                                                      Exhibit I


                     Opinion of Counsel for the Counterparty


                                                                   ______, 2003


BNP Paribas
16 Boulevard des Italiens
75009 Paris
France


Dear Sirs

I have acted as counsel for _____________________________ (the "Counterparty") in connection with the ISDA Master Agreement (the "Agreement") dated as of __________________ between the Counterparty and BNP Paribas ("BNP Paribas"), pursuant to which this opinion is furnished.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

I express no opinion as to any laws other than the laws and regulations of _____________________ as currently in effect. In addition, I have assumed that the Agreement has been, and any Confirmation exchanged between the parties confirming the Transaction which supplements and is subject to the Agreement (a "Confirmation") will be, duly authorized, executed and delivered (or, in the case of a Confirmation, entered into, as provided for therein) by BNP Paribas [and that the Agreement constitutes, and when confirmed, as provided for therein, any Confirmation will constitute, a valid and binding obligation under the laws of the State of New York.

Upon the basis of the foregoing, I am of the opinion that:

1. The Counterparty is a _______________ duly incorporated, validly existing and in good standing under the laws of ________________ and has full power and authority to execute, deliver and perform the Agreement and to confirm, as provided for therein, and perform any Confirmation.

2. The execution, delivery and performance by the Counterparty of the Agreement and the entering into, as provided for therein, and performance of any Confirmation have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Counterparty or of any agreement, judgement, injunction, order, decree or other instrument binding upon the Counterparty.

3. The Agreement constitutes and, when confirmed, as provided for therein, any Confirmation, together with the Agreement, will constitute, a valid and binding obligation of the Counterparty enforceable in accordance with its terms except as enforcement may be limited by the provisions of any applicable bankruptcy, liquidation, insolvency and reorganization or other laws, relating to or affecting, generally the enforcement of creditor's rights.

4. No authorizations, approvals or consents are required under the laws of ____________ to permit the purchase by the Counterparty of any currency which may be needed to make payment pursuant to the Agreement.

5. The submission to the non exclusive jurisdiction of the State and Federal courts in New York City for all purposes in connection with, and the consent to service of process in, the Agreement are valid and binding upon the Counterparty and not subject to revocation. If any final and conclusive judgement of a State or Federal court sitting in New York City is rendered against the Counterparty in connection with any action arising out of or relating to the Agreement, such judgement would be recognized and enforced by the courts of __________________ without any re-trial or re-examination of the merits of action; provided that the ________________ court in which enforcement is sought determines that: [brief description of the grounds under which such judgement would be recognized without a re-examination of the merits]

                                                             Very truly yours,